UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Severance and Change of Control Plans. On December 13, 2012, the Compensation Committee of the Board of Directors of Clearwater Paper Corporation (the “Company”) adopted the Clearwater Paper Corporation Executive Severance Plan (the “Severance Plan”) and the Clearwater Paper Corporation Change of Control Plan (the “Change of Control Plan”). The Severance Plan and Change of Control Plan (collectively the “New Plans”) amend and supersede the Clearwater Paper Corporation Severance Program for Executive Employees (the “Superseded Plan”). In general, the New Plans provide better integration of the Company’s executive severance and change of control programs with current regulatory and tax rules and should simplify administration. The New Plans contain similar material terms to those in the Superseded Plan, with the exception of the elimination of a tax gross-up for payments made in connection with a change of control. Additionally under the New Plans, in order to be entitled to receive any separation payments, an executive officer must agree to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

The Severance Plan provides benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Termination Event”):

•	involuntary termination of the executive’s employment for any reason other than death, disability or misconduct; or

•	voluntary termination of the executive’s employment upon one of the following events (provided notice is given by the executive within 90 days of the event):

•	a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships,

•

a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives,

•	a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or

•	a material breach by the Company or any successor concerning the terms and conditions of the executive’s employment.

In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company or joint venture.

Upon the occurrence of a Termination Event, the following severance benefits are payable to the executive officer:

•

A cash payment equal to three weeks of the executive’s base compensation, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, for each full year of service (the “Severance Payment Period”). The minimum period is six months of base compensation and the maximum is one year;

•

Continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and pro-rated for the number of months during the fiscal year in which the executive was employed;

•

Continued group health plan coverage as required by law (COBRA), with reimbursement of COBRA premium payments up to the amount paid by the Company for the same coverage for its active senior executives until the end of the Severance Payment Period or, if earlier, the date the executive begins new employment; and

•	Continued basic life insurance coverage until the end of the Severance Payment Period or, if earlier, the date the executive begins new employment.

Under the Change of Control Plan, benefits are payable to each of our executive officers upon a change of control. In general, a change of control is one or more of the following events: (1) any person acquires more than 30% of the Company’s common stock; (2) certain changes are made to the composition of the Company’s Board of Directors; (3) certain transactions occur that result in the Company’s stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the Company or approval by our stockholders of a complete liquidation or dissolution of the Company. A change of control event does not occur upon the approval of stockholders of a merger, consolidation or sale transaction alone, but rather consummation of such a triggering event is also required.

Upon the occurrence of a Termination Event, including a voluntary termination following failure by the Company or any successor to provide comparable, aggregate benefits, within two years following a change of control event (and provided notice given by executive within 90 days of the Termination Event), the following severance benefits are payable to executives:

•

A cash benefit equal to the executive’s base compensation plus his or her base compensation multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base compensation was materially reduced, whichever produces the larger amount, multiplied 2.5. The cash benefit is subject to a downward adjustment if the executive separates from service within thirty months of his or her 65th birthday;

•

An annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and pro-rated for the number of months during the fiscal year in which the executive was employed;

•	Continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment (the “Benefits Period”), or such other period required by COBRA;

•	Reimbursement of COBRA premium payments during the Benefits Period up to the amount paid by the Company for the same coverage for its active senior executives;

•	Continued basic life insurance coverage for the Benefits Period;

•

A lump sum cash benefit equal to the value of that portion of the executive’s “company matching account” in the 401(k) Plan attributable to “company contributions” which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Company’s supplemental plan; and

•

A lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Company’s retirement plan and supplemental plan, respectively, if the executive is not entitled to a vested benefit under the retirement plan at the time he or she separates from service.

In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit – either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.

The summaries above do not purport to be complete. The summaries are qualified in entirety by reference to the Clearwater Paper Executive Severance Plan and the Clearwater Paper Change of Control Plan, copies of which are attached as Exhibit 10(i) and 10(ii), respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10(i)	Clearwater Paper Executive Severance Plan.

10(ii)	Clearwater Paper Change of Control Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	CLEARWATER PAPER CORPORATION

	By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10(i)	Clearwater Paper Executive Severance Plan.

10(ii)	Clearwater Paper Change of Control Plan.